EXHIBIT 4.12

This Note, and the securities issuable upon the conversion of this Note, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion from counsel for the holder and is satisfied that this Note and the underlying securities may be transferred without registration under the Act.

                                CONVERTIBLE NOTE

                                                          As of August 19, 1999
$1,700,000                                                  Palm Beach, Florida

FOR VALUE RECEIVED, NATIONAL BOSTON MEDICAL, INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of THOMSON KERNAGHAN & CO. LIMITED, as Agent, or any subsequent holder of this Note (the "Payee"), at 365 Bay Street, 10th Floor, Toronto, Ontario M5H 2V2, or at such other place as may be designated by the Payee from time to time by notice to the Company, the principal sum of One Million Seven Hundred Thousand Dollars ($1,700,000) to be funded $700,000 on or before August 19, 1999; the additional sum of $600,000 to be funded on or before November 2, 1999; and the additional amount of $400,000 to be funded on or before November 29, 1999, together with simple interest from the date hereof (the "Issuance Date") on the unpaid principal amount at an annual rate equal to ten percent (10.0%) per annum. Such principal and interest shall be paid in accordance with the terms of Section 1 below, in cash, or by wire transfer to such account as the Payee shall direct, in immediately available funds and in lawful currency of the United States of America.

1.       PAYMENTS.

(a) Unless previously fully converted into Common Stock of the Company as herein provided, the unpaid principal amount of this Note shall be payable to the Payee in cash or Common Stock at the election of the Payee as provided herein on or before November 1, 2000 (collectively the "Maturity Date").

(b) Interest on the unpaid principal balance of this Note at the rate of ten percent (10.0%) per annum shall accrue from the date hereof and shall be payable to the Payee in the event of conversion, in shares of Common Stock of the Company, the number of which shall be equal to the product of such interest payment divided by the Conversion Price, as defined herein, with the overage, if any, payable in cash. Interest shall be calculated on the basis of a 365 day year.

(c) In the event that any payment of principal and/or interest hereunder becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close, then the maturity thereof shall be extended to the next succeeding "Business Day" (defined as any days on which national banks in the United States are open for business); and during any such extension, interest on principal amounts payable shall accrue and be payable at the applicable rate.

(d) Company shall set aside in an escrow account to be maintained at the offices of Thomson Kernaghan & Co., Ltd., Toronto 8,500,000 shares of the Restricted Common Stock of the Company (the "Shares"). The Shares shall carry piggy-back registration rights as defined in Section 4(k) herein. Upon closing and at all times thereafter that any portion of the indebtedness is outstanding, Payee shall have the right to convert the outstanding principal indebtedness to a portion of the Shares which portion shall be determined as follows: the product of the outstanding principal indebtedness divided by 1,700,000 shall be multiplied by 8,500,000. Should the entire outstanding indebtedness be converted to the corresponding number of the Shares, all obligations by the Company to Payee shall terminate. In the event of such conversion, Payee shall immediately refund and remit any royalties paid in connection herewith less any accrued interest. Should the indebtedness be otherwise paid in full, the Shares shall be immediately remitted to the Company by overnight mail and all obligations by the Company to the Payee shall terminate.

2.       RANKING OF NOTE.

         Subject  at all  times to the  subordination  provisions  set  forth in
Section 9 hereof, this Note shall constitute senior securities of the Company and, except as provided below, shall rank pari passu with all other indebtedness for money borrowed by the Company and senior to any other indebtedness for money borrowed by the Company which, by its terms shall be made expressly subject and subordinated to this Note.

3.   PREPAYMENT OF NOTE.

         (a) Prior to November 1, 2000, the Company shall provide the Payee with a notice that a prepayment event has occurred (the "Prepayment Notice"). The Payee shall have thirty (30) days from the date of the Prepayment Notice to elect (i) to take prepayment of the principal amount of the Note and any accrued but unpaid interest in whole without premium or penalty or (ii) to convert in accordance with Section 4 hereof; provided, however, that the Company may not prepay the Note without the Payee's consent unless a registration statement described in paragraph 4(k)(ii)(B) is effective at the time of the Prepayment Notice and remains effective for not less than thirty (30) days thereafter.

         (b) Subject at all times to the Payee's right to convert all or any portion of this Note into Common Stock pursuant to Section 4 hereof, the principal amount of this Note and any accrued and unpaid interest may be prepaid, at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time from and after that date which shall be the earlier to occur of (i) November 1, 2000 or (ii) the date on which the Company shall register for resale pursuant to the Securities Act of 1933, as amended (the "Act") all "Conversion Shares" (as herein defined) issuable upon conversion of the entire principal amount of this Note, pursuant to a Registration Statement on the appropriate registration for ____ declared effective by the Securities and Exchange Commission (the "SEC"). If either event set forth in this Section 3(b) shall occur, the Company shall provide the Payee with a Prepayment Notice.

         (c) Each Prepayment Notice shall specify the principal amount of this Note to be redeemed. Each prepayment of principal of this Note shall be accompanied by the payment of all interest accrued and unpaid to the prepayment date on the amount so prepaid. Each such prepayment shall be made by wire transfer of immediately available funds or by bank cashier's check payable to the Payee. Any partial prepayment of this Note, whether optional or mandatory, shall be applied first to accrued and unpaid interest hereon, and then to the outstanding principal amount of this Note in the inverse order of maturity.

         (d) Notwithstanding anything to the contrary set forth in this Section 3, in the event and to the extent that the Company shall provide the Payee of this Note with a Prepayment Notice, it shall simultaneously provide to the Payee of this Note evidence of the availability of funds to effect such prepayment; which evidence of availability of funds shall include, without limitation, (i) confirmation of cash or cash equivalent bank balances, (ii) an irrevocable bank letter of credit, or (iii) a written commitment from a recognized lending institution to effect the financing of such prepayment.

4.   CONVERSION.

         Subject at all times to the Company's right to prepay this Note as provided in Section 3 hereof, the Payees of this Note shall have the following conversion rights (the "Conversion Rights"):

         (a) Voluntary Conversion. At any time or from time to time following the Issuance Date, the Payee of this Note may elect to convert up to one hundred (100%) percent of the original principal amount of this Note and any accrued but unpaid interest, into shares of Common Stock of the Company, by written notice given to the Company in accordance with the provisions of Section 4(g) hereof (the "Conversion Notice"). In no event may the Payee of this Note effect a conversion of less than $10,000 principal amount of this Note. Such right of Voluntary Conversion shall be effected by the surrender of this Note to the Company for conversion at any time during normal business hours at the office of the Company, accompanied (i) by the Conversion Notice, (ii) if so required by the Company, by instruments of transfer, in a form satisfactory to the Company, duly executed by the registered Payee or by his duly authorized attorney and
(iii) transfer tax stamps or funds therefore, if required pursuant to Section 4(f) herein.

         (b) Automatic Conversion. Effective as of November 1, 2000, and provided that a registration statement described in paragraph 4(k)(ii)(B) is then effective, to the extent not previously converted by the Payee, all remaining principal amount of this Note, together with all accrued interest hereon, shall automatically and without further action on the part of such Payee, at the election of Company, be paid in cash or converted into Common Stock of the Company at the Conversion Price then in effect.
         In the event that a Registration Statement described in paragraph 4(k)(ii)(B) is not effective as of November 1, 2000 and Payee has not voluntarily converted pursuant to paragraph 4(a) herein, and also in the event that the Company elects to pay the balance of the indebtedness in cash, a premium equivalent to twenty-five percent (25%) of the outstanding principal shall be applied to the balance due Payee.

         (c) Conversion Price. Subject to adjustment from time to time as provided in Section 4(d) below, the term "Conversion Price" shall mean either:
(i) 75% of the average closing bid price of the Common Stock for the three (3) trading day preceding November 1, 2000 or (ii) $0.20, whichever is less.

         (d) Adjustments of Conversion Price. The Conversion Price in effect from time to time shall be, subject to adjustment in accordance with the provisions of this Section 4(d).

         (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4(d)(i) shall be effective at the close of business on the date the stock split or combination occurs.

         (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction;

                  (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

         (iii) Adjustments for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Payee of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(c)(iii) with respect to the rights of the Payees of the Note.

         (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 4(d)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 4(d)(v)), then, and in each event, an appropriate revision to the Conversion Price shall by made and provisions shall be made (by adjustments of the Conversion Price of otherwise) so that the Payee of this Note shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities receivable upon such reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

         (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in
Section 4(d)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 4(d)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Payee of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4(d)(v) with respect to the rights of the Payees of this Note after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4(c)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

         (e) No Impediment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Payees of the Note set forth in this Section 4 against impairment.

         (f) Certificate as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Note pursuant to this Section 4, the Company at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish notice to the Payee of this Note, a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Payee of this Note, at any time, furnish or cause to be furnished to such Payee a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of such Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

         (g) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any Payee in connection with any such conversion.

         (h) Notices and Delivery of Shares. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the same date, if delivered personally or by facsimile by not later than 7:00 p.m. Florida time (provided, that a copy of such facsimile shall be simultaneously sent to Donald F. Mintmire, Esq. at (561)659-5371, or (ii) three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the party in accordance with
Section 7 hereof. Not later than seven (7) Business Days following receipt of notice of conversion as provided herein (the "Delivery Date"), the Company shall deliver to the Payees of this Note, against delivery of this Note surrendered for conversion, certificates evidencing all shares of Common Stock into which this Note shall be converted.

         (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Note. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Conversion Price of one share of the Company's Common Stock on the applicable Conversion Date.

         (j) Retirement of Note. Conversion of this Note shall be deemed to have been effected on the applicable Conversion Date. The converting holder shall be deemed to have become a stockholder of record of the Common Stock on the applicable Conversion Date. Upon conversion of only a portion of this Note, the Company shall issue and deliver to such holder, at the expense of the Company, against receipt of the original Note delivered for partial cancellation, a new Note representing the unconverted portion of this Note so surrendered and Common Stock equal to the portion converted.

         (k) Regulatory Compliance.

         (i) If the Shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any government authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

         (ii) The shares of Common Stock issuable upon the election to convert shall be Rule 144 restricted shares.

         (iii) The holder of such shares shall have the following registration rights:

                   (A) In the event the Company shall file a Registration Statement under the Act, the Company shall include the Shares in such Registration, subject to the limitations contained herein. The Company shall cause the registration statement to remain effective until thirty (30) days after the Debentures have been converted or repaid, whichever comes first.

                  (B) The Company's obligation to include Restricted Securities in a Company's Registration Statement pursuant to Section 4(k)(iii)(A) shall be subject to the following limitations:

                           (1)  The  Company  shall not  be  obligated to file a
Registration Statement.

                           (2)   In the event the Company  files a  Registration
Statement, the Company shall not be obligated to include any Restricted Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

                           (3) If a Company  Registration  Statement involves an
underwritten offering and the managing underwriter advises the Company in writing that in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company shall include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

                                    (i) first,  the  securities  proposed by the
Company  to be  sold  for  it own  account,  and  (ii)  second,  any  Restricted
Securities requested to be included in such registration and any other securities of the Company in accordance with the priorities, if and then existing among the holders of such securities pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

                                    (iii) The Company  shall not be obligated to
include Restricted Securities in more than one (1)
Company Registration Statement.

                  (C) To the extent holder's Restricted Securities are intended to be included in a Company Registration Statement, holder may include any of its Restricted Securities in such Company Registration Statement pursuant to this Agreement only if holder furnishes to the Company in writing, within ten
(10) business days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Act or such other information as the Company may reasonably request for use in connection with the Company Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Holder as to which the Company Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by holder not materially misleading.

5.   EVENTS OF DEFAULT.

     The occurrence and continuance of any one or more of the following events is herein referred to as an Event of Default:

                  (a) If the Company shall default in converting the applicable principal amount of this Note into Common Stock and delivering stock certificates in respect of such conversion within ten (10) Business Days from the Company's receipt of the applicable notice of conversion pursuant to the provisions hereof, whether on the Maturity Date or otherwise; or
                  (b) If the Company shall default in the payment of any installment of interest on this Note when payable in accordance with the terms thereof for more than ten (10) calendar days after the same shall become due if the Payee has not elected to take such interest in Common Stock; and if the Payee has elected to take such interest in Common Stock, if the Company shall default in delivering stock certificates in respect of such election within ten
(10) Business Days from the Company's receipt of the notice of such election; or

                  (c) If the Company shall not, at the time of receipt of a Conversion Notice hereunder, have a sufficient number of authorized and unissued shares of its Common Stock available for issuance to the Payee of this Note upon conversion of all or any portion of this Note in accordance with the terms hereof, and such default shall not have been remedied within sixty (60) calendar days from the date of such Conversion Notice; or

                  (d) If the Company shall default in the performance of or compliance with any of its material covenants or agreements contained herein and such default shall not have been remedied within thirty (30) calendar days after written notice thereof shall have been delivered to the Company by the Payee of this Note in accordance with the notice provisions herein; or

                  (e) If any representation or warranty made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

                  (f) If the Company or any of its "Significant Subsidiaries" (as defined herein) shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company or any of its Significant Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or any of its Significant Subsidiaries, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company or any of its Significant Subsidiaries. For purposes of this Section 5(f), the term Significant Subsidiary shall mean and include any other person, firm or corporation (i) more than 50% of the common stock or equity interests of which are owned of record by the Company or any Subsidiary of the Company, and (ii) the net income before taxes or total assets of which represent more than 15% of the consolidated net income before taxes or consolidated assets of the Company and all of its Subsidiaries; or

                  (g) If, within sixty (60) days after the commencement of any proceeding against the Company or any Significant Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company or any Significant Subsidiary, of any trustee, receiver or liquidator of the Company or any Significant Subsidiary or of all or any substantial part of the properties of the Company or any Significant Subsidiary, such appointment shall not have been vacated.

6.   REMEDIES ON DEFAULT; ACCELERATION.

                  Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the Payee. Unless waived by the written consent of the Payee, such Payee may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. Upon the occurrence of an Event of Default, the Company agrees to pay to the Payee of this Note such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. No course of dealing and no delay on the part of the Payee of this
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Payee's rights, powers and remedies. No right, power or remedy conferred hereby upon the Payee hereof shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

7.   ROYALTY.

The Company shall pay a royalty of $2.50 per unit sold of the Backstroke(R) Back Massager for a period of one (1) year and thereafter a royalty of $1.25 for the life of the product. The Company shall also pay a $2.50 royalty per unit on all sales of the Body Rocker for a period of one (1) year and thereafter a royalty of $1.25 for the life of the product. The following products: Cactus Jack's One Shot cleaner, Dean Tornebene's Fat Fighting System, Stop Snoring Tonight System, One Shot Catch-A-Lot Fishing Lure, 3 in 1 Ladder, Spud Wizz, Facial Flex, and our Cosmo Cooler Bag shall have a $0.75 royalty per unit sold for the life of each product. In addition, if the Company fails to reach a combined royalty of $6,000,000, the Company will continue to add products with $0.50 royalty until such time $6,000,000 is achieved, at which time all royalties shall terminate.

8.   ROYALTY PAYMENT TERMS.

The second Friday of each month, the Company shall, through a separate credit agency, distribute to Payee payment for all royalties on all units shipped and paid for by any party. The Company will provide a monthly accounting statement which will include purchase orders for the month and an Account Receivable Journal providing an indication all payments received.

9.       NOTICES.

All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopier or by registered or certified mail, return receipt requested, postage pre-paid, addressed or telecopied as follows or to such other address or telecopier number of which notice has been given pursuant hereto:

  If to the Company:                 National Boston Medical, Inc.
                                     43 Taunton Green, 3rd Floor
                                     Taunton, MA 02780
                                     Attn: Daniel J.  Hoyng
                                     Telephone: (508) 884-8820
                                     Fax: (508) 880-5208

  with copy to:                      Mintmire & Associates
                                     265 Sunrise Avenue, Suite 204
                                     Palm Beach, FL  33480
                                     Attn:  Donald F. Mintmire, Esq.
                                     Telephone (561) 832-5696
                                     Fax (561) 659-5371

   If to the Payee:                  Thomson Kernaghan & Co. Ltd., as Agent
                                     365 Bay Street, Tenth Floor
                                     Toronto, Ontario M5H 2V2, Canada
                                     Attention: Mark E. Valentine
                                     Telephone (416) 860-6130
                                     Fax (416) 860-6140, or

   to such Payee at the address set forth on the records of the Company.

In addition, copies of all such notices or other communications shall be concurrently delivered by the person giving the same to each person who has been identified to the Company by such Payee as a person who is to receive copies of such notices.

10.      GOVERNING LAW.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to conflict of law principles; provided, however that if any provision of this Note is unenforceable under Florida law but is enforceable under the laws of the state of Delaware, then that provision shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware.

11.      SUBORDINATION TO SENIOR DEBT.

(a) Payment of the principal of and interest on this Note is subordinated, to the extent and in the manner provided herein, to the prior payment of all indebtedness of the Company and/or all Subsidiaries of the Company, for money borrowed or other obligations which is now or may hereafter be owed (collectively, "A Senior Debt") to any bank, commercial finance company, factor, insurance company or other institution the lending activities of which are regulated by law (individually, a "Senior Lender" and collectively, "Senior Lenders"), which may, hereafter on any one or more occasions provide financing to the Company or any of its Subsidiaries, secured by liens on any of the assets and properties of the Company and/or any of its Subsidiaries (individually and collectively, an "Institutional Borrower").

(b) Upon any payment or distribution of assets or securities of the Institutional Borrower, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Institutional Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable under Senior Debt shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Payee hereof shall be entitled to receive any payment on account of principal of or interest on this Note. Before any payment may be made by the Institutional Borrower of the principal of or interest on this Note upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Institutional Borrower of any kind of character, whether in cash, property or securities, to which the Payee hereof would be entitled, except for the provisions of this Section 9, shall be made by the Institutional Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt or their representatives to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(c) Upon the happening of any default in payment of the principal of or interest on any Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower on account of the principal of or interest on this Note.

(d) Upon the happening of an event of default (other than under circumstances when the terms of Section 9(c) above are applicable) with respect to any Senior Debt pursuant to which the Payee thereof is entitled under the terms of such Senior Debt to accelerate the maturity thereof, and upon written notice thereof given to each of the Institutional Borrower and the Payee of this Note by such holder of Senior Debt (A Payment Notice), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no action shall or may be taken for collection of any amounts under this Note, and no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower an account of the principal of or interest on this Note until such Senior Debt has been paid in full accordance with its terms.

(e) In the event that, notwithstanding the provisions of this Section 9, any payment shall be made on account of the principal of or interest on this Note in contravention of such provisions, then such payment shall be held for the benefit of, and shall be paid over and delivered to, the holders of such Senior Debt remaining unpaid to the extent necessary to pay in full in cash or cash equivalents the principal of and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(f)      Nothing contained in this Section 9 shall

         (i) impair  the  conversion  rights  of the Payee hereof referred to in
Section 4 above,

         (ii) impair, as between the Company and the Payee of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the Payee hereof principal and interest as the same shall become due and payable, or

         (iii) prevent the Payee hereof from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the express limitations provided herein.

(g) Upon the occurrence of an Event of Default, if any Senior Debt shall then be outstanding, no acceleration of the maturity of this Note shall be effective until the earlier of (i) ten (10) days shall have passed following the date of delivery to the Institutional Borrower by a Senior Lender(s) of written notice of acceleration of any Senior Debt, or (ii) the maturity of any then outstanding Senior Debt shall have been accelerated by reason of a default hereon. The

Company may pay the Payee hereof any defaulted payment and all other amounts due following any such acceleration of the maturity of this Note if this Section 9 would not prohibit such payment to be made at that time.

(h) Upon payment in full of all Senior Debt, the Payee of this Note shall be subrogated to the rights of the holder or holders of Senior Debt to receive all payments or distributions applicable on such Senior Debt to the extent of the prior application thereto of moneys or other assets which would have been received in respect of this Note, but for these subordination provisions, until the principal of, and interest on, this Note shall have been paid in full.

(i)      The Payee, by accepting this Note

         (i) shall be bound by all of the foregoing subordination provisions;

         (ii) agrees expressly for the benefit of the present and future holders of Senior Debt that this Note is subject to the foregoing subordination provisions;

         (iii) authorizes such persons as shall be designated by all holders of Senior Debt at any given time, on his or its benefit to execute and deliver such agreements, assignments, proofs of claim and other documents appropriate to effectuate the foregoing subordination provisions; and

          (iv)   hereby   appoints   the  person  so   designated   his  or  its
attorney-in-fact for such purpose.

         (j) The foregoing subordination provisions shall be for the benefit of all holders of Senior Debt from time to time outstanding, and each of such holders may proceed to enforce such provisions either directly against the Payee hereof or in any other manner provided by law.

12.  PERMITTED PAYMENTS.

         Notwithstanding the provisions of Section 9 of this Note, and provided that no default or event of default (or event which, with the passage of time or giving of notice or both) has occurred, will occur as a result of the "Permitted Payment" (herein defined), or will occur with the passage of time or giving of notice or both, under any document or instrument evidencing such Senior Debt, the Company may pay to the Payee, and the Payee may accept from the Company, the principal payments of, and/or interest payments on, the outstanding principal amount of this Note when due on an unaccelerated basis (herein, "Permitted Payments"); it being understood and agreed by the Payee by accepting this Note that neither:

(a)  the payment terms set forth in Section l of this Note;

(b)  the subordination provisions contained in Section 9 of this Note, nor

(c) the provisions of this Section 10 of this Note, may be modified or amended without the prior written consent of each and every holder of Senior Debt.

13.      SUCCESSORS AND ASSIGNS.

This Note shall be binding upon and inure to the benefit of the Company and the Payee hereof and their respective successors and permitted assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee hereof; and provided, further, that transfer or assignment by the Payee is in accordance with the rules governing Restricted Securities.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers as of the date first set forth above.


NATIONAL BOSTON MEDICAL, INC.

By:      /s/ Barry P.  McFarland
         ----------------------------
Name:    Barry P. McFarland
Title    Chief Financial Officer

                                WARRANT AGREEMENT

         WARRANT AGREEMENT dated as of August 19, 1999, between National Boston Medical, Inc., a Nevada corporation (the "Company"), and THOMSON KERNAGHAN & COMPANY LIMITED, ("THOMSON")

                              W I T N E S S E T H:

     WHEREAS, THOMSON wishes to acquire certain warrants of the Company more particularly described below; and

     WHEREAS, the Company wishes to issue such warrants to Thomson pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the promises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Grant.

         The Company hereby grants THOMSON, (the "Holder") the following:

                  a. The right to purchase, at any time from the date of the issuance until the later of 5:00 PM Eastern Standard Time on November 1, 2000, or the thirtieth (30th) day following the effective date of a registration statement under the Securities Act of 1933, as amended (the "Act") registering the shares of Common Stock underlying this Warrant (the "Warrant Exercise Term"), 2,500,000 shares of the Common Stock of the Company (the "Common Stock") (subject to adjustment as provided in Section 11 hereof) upon payment of $0.25 per Share in lawful funds of the United States of America, plus warrants to purchase an additional 333,333 shares of the Common Stock of the Company at an exercise price of $0.30 per share.

         2.       Warrant Certificates.

                  The warrant certificates for the Warrant (the "Warrant Certificate) to be delivered pursuant to this Agreement shall be in the forms set forth as Exhibit A and Exhibit B, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.       Exercise of Warrants.

         In case the Holder of the warrants granted herein shall desire to exercise the Warrant in whole or in part, the Holder shall surrender the appropriate warrant, with the form of exercise notice on the last pages hereof (the "Form of Exercise") duly executed by the Holder, to the Company, accompanied by payment of the applicable Exercise Price.

                  (a) The warrant granted herein may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company will deliver to the Holder a new warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Shares as to which the applicable warrant has not been exercised.

                  (b) As used herein "Date of Exercise" shall mean the date that the advance copy of the Form of Exercise set forth herein is sent by facsimile to the Company, provided that the original warrant and original Form of Exercise are received by the Company within three (3) business days. If the Holder has not sent advance notice by facsimile, the Date of Exercise shall be the date the original Form of Exercise is received by the Company.

         4. Covenants of the Company.

                  The Company hereby covenants and agrees that prior to the expiration of the Warrant by exercise or by their respective terms:

                  (a) The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise, forthwith upon the request of the Holder of the warrants then outstanding and in effect, such number of shares of Common Stock, as shall, from time to time, be sufficient for the exercise of the warrants granted by this Agreement. The Company shall, from time to time, in accordance with the laws of the State of Florida, increase the authorized amount of its share capital if at any time the number of shares of Common Stock remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the warrants then outstanding and in effect.

                  (b) The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by the Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

         5.       Loss, Theft, Destruction or Mutilation.

                  In case the Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new warrant
(i) in exchange for and upon surrender and cancellation of such mutilated or defaced warrant or (ii) in lieu of and in substitution for such warrant so destroyed, lost, or stolen, upon the Holder of such warrant filing with the Company such evidence satisfactory to it that such warrant has been so lost or stolen and of the ownership thereof by the Holder; provided, however, that, in either case, the Company shall be entitled, as a condition to the execution and delivery of such new warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new warrant, and may demand a bond from the Holder. Any warrant so surrendered to the Company shall be canceled.

         6.       Record Owner.

                  At the time of the surrender of the Warrant, together with the Form of Exercise properly executed and payment of the applicable Exercise Price, the person exercising such warrant shall be deemed to be the Holder of record of the Common Stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         7. Mailing of Notices, etc.

                  All notices and other communications from the Company to the Holder of the Warrant shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, to the Holder at the address set forth in the records of the Company, or to such other address furnished to the Company in writing from time to time by the Holder of such warrants in accordance with this Section 7.

         8. Registration Under the Securities Act of 1933, as amended, and Transfers.

                  (a) Neither the Warrant nor the Shares underlying each of them have been registered under the Act. Unless and until registered under the Act, such warrants and all replacement warrants shall bear the following legend:

                  This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion of counsel for the holder and is satisfied that this Warrant and the underling securities may be transferred without registration under the Act.

         The Shares issuable upon exercise of such warrants shall be Rule 144 restricted shares (the "Restricted Securities"). After issuance of the Shares, Company agrees to use its best efforts to assist Holder in registering the Shares or to register the Shares under the Act subject to the rules, regulations, and other provisions of said Act.

         The Company shall use its best efforts to file a Registration Statement under the Act as soon as possible, registering the shares of Common Stock underlying this Warrant. The Company shall cause the registration statement to remain effective until the this Warrant has expired, or until thirty (30) days after this Warrant has been fully exercised, whichever comes first.

                  (b) No sale, transfer, assignment or other disposition of the warrants granted herein shall be effective unless the Payee or any subsequent permitted assignee shall provide the Company with (i) an original form of assignment (the "Form of Assignment") set forth on the last pages hereof, (ii) the original warrant and (iii) an opinion of counsel for the Payee or such subsequent permitted assignee, in a form reasonably satisfactory to the Company, stating that the warrant and the underlying securities may be transferred without registration under the Act. Upon acceptance of same for transfer, the Company shall execute and deliver a new warrant in exchange for the one surrendered or like tenor in the name of the permitted assignee and enter such permitted assignee on the books of the Company as the registered holder.

         9.       Piggyback Registration.

                  (a) At any time that the Company proposes to file a Company registration statement on Form S-1, or other appropriate registration form, the Company shall cause to be included in such registration statement any securities issued or subject to issuance in this transaction; provided, however, that if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to register or to delay registration of holder's Restricted Securities, the Company may, at its election, give written notice of such determination to Holder and, thereupon:

                           (i) in the case of a  determination  not to  register
such other securities, shall be relieved of its obligation to register Holder's Restricted Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), and

                           (ii) in the case of a delay in registering,  shall be
permitted to delay registering Holder's Restricted Securities for the same period as the delay in registering such other securities.

                  (b) The Company's obligation to include Restricted Securities in a Company's Registration Statement pursuant to Section 10(a) shall be subject to the following limitations:

                           (i)     The Company may elect, at its sole option and
for any reason, not to register Holder's Restricted Shares, provided however, that this right is limited to one (1) time and relative to one (1) particular Company Registration Statement.

                           (ii) The Company  shall not be  obligated  to include
any Restricted Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

                           (iii) If a Company Registration Statement involves an
underwritten offering and the managing underwriter advises the Company in writing that in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company shall include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

                                (A) first,the securities proposed by the Company
to be sold for it own account, and

                                (B) second, any Restricted Securities  requested
to be included in such registration and any other securities of the Company in accordance with the priorities, if and then existing among the holders of such securities pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

                            (iv)  The Company  shall not be obligated to include
Restricted Securities in more than one (1) Company Registration Statement.

                  (c) To the extent Holder's Restricted Securities are intended to be included in a Company Registration Statement, Holder may include any of its Restricted Securities in such Company Registration Statement pursuant to this Agreement only if Holder furnishes to the Company in writing, within ten
(10) business days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Act or such other information as the Company may reasonably request for use in connection with the Company Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Holder as to which the Company Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by Holder not materially misleading.

         10.      Antidilution Provision.

                  The applicable Exercise Price in effect from time to time shall be, subject to adjustment in accordance with the provisions of this
Section 11.

                  (a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Exercise Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the applicable Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 11(a) shall be effective at the close of business on the date the stock split or combination occurs.

                  (b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Exercise Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Exercise Price then in effect by a fraction;

                           (i) the  numerator of which shall be the total number
of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                           (ii)  the  denominator  of which  shall be the  total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  (c) Adjustments for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the Holder of the warrants shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had the warrant been exercised into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date hereof, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this
Section 11(c) with respect to the rights of the holders of the Warrant.

                  (d) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon exercise of Warrant at any time or from time to time after the date hereof shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 11(a), (b) and (c), or a reorganization, merger, consolidation, or sale of assets provided for in Section 11(e)), then, and in each event, an appropriate revision to the applicable Exercise Price shall by made and provisions shall be made (by adjustments of the Exercise Price of otherwise) so that the Holder of the Warrant shall have the right thereafter to exercise such warrants into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such warrant might have been exercised immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                  (e) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the date hereof there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 11(a), (b), and (c), or a reclassification, exchange or substitution of shares provided for in Section 11(d)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the applicable Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holder of The Warrant shall have the right thereafter to exercise such warrants into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon exercise of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 11(e) with respect to the rights of the holders of The Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 11(e) (including any adjustment in the applicable Exercise Price then in effect and the number of shares of stock or other securities deliverable upon exercise of such warrant) shall be applied after that event in as nearly an equivalent manner as may be practicable.

         11. Laws of the State of Florida.

                  The Warrant shall be governed by, interpreted under and construed in all respects in accordance with, the laws of the State of Florida, irrespective of the place of domicile or residence of any party; provided, however that if any provision of this Warrant is unenforceable under the laws of the state of Florida but is enforceable under the laws of the state of Delaware, then that provision shall be governed by, interpreted under and construed in all respect in accordance with, the laws of the state of Delaware.

         12.      Entire Agreement and Modification.

                  The Company and the Holder hereby represent and warrant that this Warrant Agreement and the Warrant issued hereunder are intended to and do contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of the warrants granted herein, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant Agreement or the Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant Agreement and the Warrant shall be effective only if made in writing and executed with the same formality as these documents.

         13.      Controlling Document.

                  Notwithstanding anything contained herein, in the event of conflict between any provision contained herein and those contained in the Warrant, the provisions contained in this Agreement shall control.

                  The Warrant will become wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof at or before 5:00 p.m., Eastern Time, on the Expiration Date.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                  By:      /s/ Barry P.  McFarland
                           ----------------------------
                  Name:    Barry P. McFarland
                  Title    Chief Financial Officer

                  THOMSON KERNAGHAN & COMPANY LIMITED

                  By:      /s/ Michelle McKinnon
                   ------------------------------
                    Name: Michelle McKinnon
                    Title:   Agent

                                    EXHIBIT A

This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion of counsel for the holder and is satisfied that this Warrant and the underling securities may be transferred without registration under the Act.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



                                                              2,500,000 WARRANTS

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that THOMSON KERNAGHAN & COMPANY LIMITED ("THOMSON") or registered assigns, is the registered holder of Warrants to purchase, at any time from the 19th of August, 1999, until 5:00 P.M. Eastern Standard Time on the earlier of November 1, 2000, or the thirtieth day following the effective date of a registration statement under the Act registering the shares of Common Stock underlying this Warrant, whichever comes first ("Expiration Date"), up to 2,500,000 shares ("Shares") of fully-paid and non-assessable common stock ("Common Stock"), of National Boston Medical, Inc., a Nevada corporation (the "Company"), at the Initial Exercise Price, subject to adjustment in certain events, of $0.25 per Share (the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of August 19, 1999, between the Company and Thomson (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

         No Warrant may be exercised after 5:00 P.M., Eastern Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.


         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of warrants shall be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement and in compliance with the rules governing restricted securities, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  September  , 1999

By:      /s/ Barry P.  McFarland
         ----------------------------
Name:    Barry P. McFarland
Title    Chief Financial Officer

EXHIBIT B

This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion of counsel for the holder and is satisfied that this Warrant and the underling securities may be transferred without registration under the Act.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



                                                                333,333 WARRANTS

                               WARRANT CERTIFICATE

This Warrant Certificate certifies that THOMSON KERNAGHAN & COMPANY LIMITED ("THOMSON") or registered assigns, is the registered holder of Warrants to purchase, at any time from the 19th of August, 1999, until 5:00 P.M. Eastern Standard Time on November 1, 2000 ("Expiration Date"), up to 333,333 shares ("Shares") of fully-paid and non-assessable common stock ("Common Stock"), of National Boston Medical, Inc., a Nevada corporation (the "Company"), at the Initial Exercise Price, subject to adjustment in certain events, of $0.30 per Share (the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of August 19, 1999, between the Company and Thomson (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

No Warrant may be exercised after 5:00 P.M., Eastern Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of warrants shall be issued to the transferees) in exchange for this Warrant
Certificate, subject to the limitations provided herein and in the Warrant Agreement and in compliance with the rules governing restricted securities, without any charge except for any tax, or other governmental charge imposed in connection therewith.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  September , 1999               NATIONAL BOSTON MEDICAL, INC.


                                        By:      /s/ Barry P.  McFarland
                                               ----------------------------
                                        Name:    Barry P. McFarland
                                        Title    Chief Financial Officer














                               [FORM OF EXERCISE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of NATIONAL BOSTON MEDICAL, INC., in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ________________________whose address is _____________________________,
and       that       such        Certificate        be        delivered       to
___________________________________________,        whose       address       is
_______________________________________________________________.


Dated:                             Signature:_________________________________


(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



------------------------------------

------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]




(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


FOR VALUE  RECEIVED  ___________________________________________  hereby  sells, assigns and transfers unto______________________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________, Attorney, to transfer the within Warrant
Certificate on the books of the within-named Company, with full power of substitution.

Dated:                         Signature:_________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                           -------------------------------------

                           -------------------------------------
                           (Insert Social Security or Other
                           Identifying Number of Assignee)